UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20369

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: March 11, 2016

 YSTRATEGIES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-1510891	27-4592289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1524 Rhine Street
Pittsburgh, PA	15232
(Address of principal executive offices)	(Zip code)

Issuer's telephone number, including area code: (412) 450-0028
(Registrant's telephone number including area code)

INDIA ECOMMERCE CORPORATION
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
On June 1, 2016, the Board of Directors approved the issuance of a total of 7,249,999 shares of our common stock to seven of our directors, officers and employees effective June 4, 2016.  The shares will be issued for par value ($0.001 per share) in respect of the past services of these individuals:
Ashish Badjatia	674,999
Rohit Gangwal	675,000
Jeffrey Wateska	1,200,000
James Kiles	950,000
Robert Petchel	950,000
Paul Overby	1,400,000
Marin Schiff	1,400,000

ITEM 8.01 OTHER EVENTS
On March 11, 2016, the Company completed a merger with Ystrategies Corp., a wholly owned subsidiary incorporated in the State of Nevada. This resulted in a corporate name change of the Company to "Ystrategies Corp."  Additionally, the plan of merger provided for an exchange ratio of 1:10, which has the practical effect of a 1 for 10 reverse split of the Company's common stock.  This corporate action was approved by the Company's Board of Directors as authorized by Nevada corporate law. The corporate name change and effective 1 for 10 reverse stock split effected by the merger will be effective on June 3, 2016 upon final approval by FINRA which was granted on June 1, 2016.  The Company's new trading symbol will be "YSTR," although it will trade under "IEECD" for the next 20 business days.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

YSTRATEGIES CORP.

/s/ Mr. James J. Kiles

Mr. James J. Kiles, Chief Executive Officer
(Principal Executive Officer)

/s/ Mr. Ashish Badjatia
Mr. Ashish Badjatia Chief Operating Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: June 2, 2016